UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __________)

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International Fuel Technology, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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INTERNATIONAL FUEL TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 28, 2011

To the Stockholders of International Fuel Technology, Inc.:

Notice is hereby given that the annual meeting of the stockholders of International Fuel Technology, Inc. will be held on Friday, October 28, 2011 at 9:00 a.m., local time, at the Sheraton Clayton Plaza Hotel, located at 7730 Bonhomme Avenue, St. Louis, Missouri, for the following purposes:

(1)	To elect five directors to serve until the 2012 annual meeting of stockholders.

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

(3)	To approve an amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 150,000,000 shares to 250,000,000 shares.

(4)	To transact such other business as may properly come before the annual meeting of stockholders or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Our board of directors has fixed the close of business on September 8, 2011 as the record date for determining the stockholders entitled to notice of and to vote at this annual meeting of stockholders and at any adjournment thereof.

We have decided to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery.  Whether or not you expect to attend the annual meeting of stockholders in person, it is important that your shares are represented.  Please vote as soon as possible.

By Order of the Board,

Thomas M. Powell

Thomas M. Powell, Corporate Secretary

St. Louis, Missouri
September 16, 2011

INTERNATIONAL FUEL TECHNOLOGY, INC.
7777 BONHOMME AVENUE, SUITE 1920
ST. LOUIS, MISSOURI 63105

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished to stockholders of International Fuel Technology, Inc., a Nevada corporation (the “Company”), in connection with our solicitation of proxies for use in voting at our annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, October 28, 2011 at 9:00 a.m., local time, at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri or at any adjournment thereof.  The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying notice relating to the Annual Meeting.  Our board of directors (the “Board”) is not currently aware of any other matters that will come before the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request to receive a printed set of the proxy materials.  Instructions regarding how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about September 16, 2011.  On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice (http://www.proxyease.com/internationalfuel/2011).  Such materials will remain available on that website for twelve months subsequent to the conclusion of the Annual Meeting.

Our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.  All expenses incurred in connection with this solicitation will be borne by us.

Voting and Proxy Revocability

If you are a stockholder of record, you may vote in person at the Annual Meeting.  We will give you a ballot when you arrive.  If you are a record stockholder, but you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy.  You can vote by proxy over the Internet by following the instructions provided in the Notice.  If you are a beneficial owner of shares held in street name, follow the voting instructions provided in the Notice and in any correspondence from the record stockholder.

You may revoke the authority granted by your execution and delivery of a proxy at any time before its effective exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.  If you deliver an executed proxy, and it is not subsequently revoked, your shares will be voted in the manner you direct on your proxy card.  If no specifications are given, your shares will be voted in favor of Proposals No. 1, No. 2, and No. 3 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on September 8, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  On September 8, 2011, there were 112,525,284 shares of our common stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting.

A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  “Broker non-votes” are shares held by brokers or nominees which are not voted on a particular matter because instructions have not been received from the beneficial owner.  If there is a quorum:

●	the five director nominees who receive the highest number of affirmative votes cast will be elected,
●	upon the approving vote of a majority of the votes cast, the Board’s appointment of BDO USA, LLP will be ratified, and
●
upon the approving vote of a majority of the votes cast, the amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 150,000,000 to 250,000,000 will be approved.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors or the amendment to our amended articles of incorporation.  Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Stockholder Proposals

All stockholder proposals which are intended to be presented at the 2012 annual meeting must be received by the Company no later than May 19, 2012 for inclusion in the Board’s proxy statement and on the proxy card relating to the 2012 annual meeting.

A stockholder proposal that will not appear in the proxy statement may be considered at a meeting of stockholders only if the Company has received timely notice of the proposal.  In order to be timely, for the 2012 annual meeting, the Company must receive notice of the proposal no later than August 2, 2012.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Under our amended articles of incorporation, the Board has the authority to fix the number of directors, provided that the Board must have between one and nine members. The Board has set the number of directors at five members.  Unless otherwise specified, your proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors shall have been duly qualified and elected.  In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee.  All nominees have consented to be named and have indicated their intent to serve if elected.  The Board has no reason to believe that any of the nominees will be unable to serve.

Below is biographical and other information about each nominee for election as a director.  Following each nominee’s biographical information is information concerning the particular experience, qualifications, attributes and/or skills that led the Board to determine that each nominee should serve as a director.

The Board’s director nominees are listed below.

Name	Age	Positions and Offices Held with International Fuel Technology, Inc.	Dates in Position or Office
Jonathan R. Burst	53	Chairman of the Board Chief Executive Officer	2000-Present 1999-Present

Rex Carr	84	Director	2002-Present

Fer Eren, M.D.	48	Director	2009-Present

Gary Kirk	50	Director	2003-Present
		Director of Sales and Marketing*	2003-Present

David B. Norris	63	Director	1999-Present

* This is a non-executive officer position.

Jonathan R. Burst.  Mr. Burst has served as our Chief Executive Officer since 1999 and as our President from 1999 to 2000 and 2002 to 2005. Mr. Burst has also served as a director of the Company and as our Chairman of the Board since 2000. Mr. Burst founded Burcor International in 1998 and has served as President since its inception. Mr. Burst received his bachelor of arts degree in economics from the University of Missouri in 1981. The Board believes that Mr. Burst’s qualifications to serve on our Board include his long tenure as our Chief Executive Officer, providing him with intimate knowledge of our day-to-day operations, our business and competitive environment and the Company’s opportunities, challenges and risks.

Rex Carr.  Mr. Carr has been the managing partner of the Rex Carr Law Firm, a law firm with offices in East St. Louis, Illinois, St. Louis, Missouri and Belleville, Illinois, since 2004.  Until 2003, Mr. Carr was the senior partner of a 36-person law firm, Carr, Korein, and Tillery, with offices in Missouri and Illinois, for more than five years.  Mr. Carr is admitted to practice in the U.S. Supreme Court and the Illinois and Missouri Supreme Courts. The Board believes that Mr. Carr’s qualifications to serve on our Board include extensive experience in investing, consulting and management.  Mr. Carr’s legal education and experience also assists the Board in fulfilling its responsibilities related to the oversight of the Company’s legal and regulatory compliance.

Fer Eren, M.D. Dr. Eren is a member of and a practicing physician in the medical practice of Eren and Atluri, M.D.s, LLC, having served in such role since 2003. Previously, Dr. Eren founded and was the Managing Director of Medcheck Diagnostic Center, Inc., a diagnostic clinic, and an owner of Medplus, a medical equipment sales and distribution company. The Board believes that Dr. Eren’s qualifications to serve on our Board include extensive experience in investing, consulting and management.

Gary Kirk.  Mr. Kirk has served as our Director of Sales and Marketing since 2003. Mr. Kirk has extensive experience (1980 to 2003) in the petroleum industry, all with Petrochem Carless Ltd., a United Kingdom-based refiner and marketer of petroleum products. Mr. Kirk spent his first eight years as a research chemist and the remainder in Petrochem Carless’ marketing department.  From 1988 to 2003, Mr. Kirk reported directly to the President of Petrochem Carless as the Marketing Manager for Performance Fuels, covering accounts in Europe and elsewhere throughout the world. The Board believes that Mr. Kirk’s qualifications to serve on the Board include his extensive experience in the petroleum industry.  His experience enables him to bring valuable insight regarding the fuel additive industry to the Board.

David B. Norris.  Mr. Norris founded and owns Addicks Services, Inc., a construction company, and has served as its Vice-President since 1983. The Board believes that Mr. Norris’ qualifications to serve on the Board include the knowledge and experience obtained through years of owning and managing Addicks Services, Inc.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors.  Only votes cast for a nominee will be counted, except that your proxy will be voted for all nominees in the absence of instruction to the contrary.  Abstentions, broker non-votes and instructions to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action.

Our Board recommends a vote in favor of each named nominee.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board also recognizes that depending on the circumstances, other leadership models may be appropriate, and that no single leadership model is right for all companies and at all times.  Accordingly, the Board periodically reviews its leadership structure.

The Board oversees and guides the Company’s management and its business affairs.  Committees assist the Board in discharging its responsibilities on issues that benefit from consideration by a smaller, more focused subset of directors.  All committee members are elected by and serve at the pleasure of the Board.  The Board currently combines the role of Chairman of the Board with the role of chief executive officer.  The Board believes this provides an efficient and effective leadership model for the Company.  Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  The Board does not have a lead independent director at this time.

The Board’s role in the Company’s risk oversight process includes regular reviews of information from senior management regarding the areas of material risk to the Company.  The oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the Board committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks.  The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The audit committee oversees management of financial and information technology risks.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks.  The full Board also manages additional risks, including those associated with corporate governance, independence of Board members and potential conflicts of interest.

Board Committees and Meetings

During the fiscal year ended December 31, 2010, the Board did not hold any formal meetings, but it acted by unanimous written consent on five occasions.  Our Board has an audit committee and a compensation committee.

We do not have a policy regarding Board members’ attendance at annual meetings. Two Board members attended our 2010 annual meeting.

Our current Board committee members are listed below.

Director	Audit Committee	Compensation Committee

David B. Norris	Chairman	Member

Each of Dr. Eren and Mr. Norris is an “independent” director, as such term is defined in the listing standards of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations promulgated by the SEC.  Each of Messrs. Burst, Carr and Kirk is not an independent director.

Audit Committee

The audit committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent registered public accounting firm to be retained; oversees the independence of the independent registered public accounting firm; evaluates the independent registered public accounting firm’s performance; consults with the independent registered public accounting firm and discusses with senior management the scope and quality of controls; and reviews and considers the cooperation received by the independent registered public accounting firm during their audit examination and quarterly reviews. The Board has adopted a written audit committee charter that requires at least semi-annual meetings. The charter is included as Appendix A to this proxy statement.  The audit committee met five times during 2010.

Although our audit committee charter mandates composition consisting of three Board members, including two independent members, we currently only have one (independent) Board member on our audit committee.

Compensation Committee

The compensation committee has the primary authority to determine our compensation philosophy and to make recommendations regarding compensation for our executive officers.  The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for executive officers, awards equity compensation to employees and consultants under our Consultant and Employee Stock Compensation Plan and our Amended and Restated 2001 Long-Term Incentive Plan (the “Amended and Restated LTIP”) and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.

The compensation committee has recommended to the Board, and the Board has implemented, compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders.  We rely heavily on incentive, including equity, compensation to attract, retain, motivate and reward executive officers.  Historically, annual base salaries have been set at the time of hire and are subject to adjustment.  Initial base salaries are recommended by the Chief Executive Officer to the compensation committee.  After review, the compensation committee recommends to the full Board the compensation package as part of the overall Board consideration of the full employment package offered to the prospective officer.  The compensation package is based on the amount deemed necessary to attract and retain the services of the executive officer candidate.  Incentive compensation is variable and tied to corporate and individual performance.  The incentive compensation program is designed to provide incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to our long-term growth.  The incentive compensation program is reviewed at least annually to ensure it meets our current strategies and needs.  The Chief Executive Officer aids the compensation committee by providing input regarding the annual compensation of all executive officers, other than himself.  The performance of our Chief Executive Officer is reviewed annually by the compensation committee.

The Board has not adopted a written compensation committee charter.  The compensation committee had several informal discussions during 2010.

Director Nominations

The Board does not have a standing nominating committee. Director nominees to our Board are recommended to the full Board by a majority of the independent directors, as such term is defined in the Nasdaq listing standards and the rules and regulations promulgated by the SEC.  The Board, as a whole, then approves or rejects such director nominees. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees.  The independent directors who participate in the nomination of director nominees to our Board are Dr. Eren and Mr. Norris. We do not retain a third party to assist in the identification of directors.

The identification of director nominees may occur in various ways, including through recommendation by our directors, management and stockholders. Although there are no specific minimum qualifications applicable to director nominees, in recommending director nominees, the independent directors evaluate the qualifications of identified director nominees in light of the skills, experience, perspective and background required for the effective functioning of our Board.  While there is no formal policy with respect to diversity, the Board does consider such issues as diversity of education, professional experience, differences of viewpoints and skills when assessing individual director nominees.  Director nominee recommendations from stockholders can be submitted by following the instructions in the “Communication with the Board” section below.  Nominations must also comply with the rules relating to stockholder proposals, as described under “Stockholder Proposals” above.  All director nominee recommendations and the subsequent nomination process are evaluated using the same guidelines described above.

Communication with the Board

Our Board has adopted a policy pursuant to which stockholders may communicate with any and all members of the Board by transmitting correspondence by mail addressed to one or more directors by name (or to the Chairman of the Board, for a communication addressed to the entire Board) at the following address: Name of the director(s), c/o Corporate Secretary, International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105.

Communications from our stockholders to one or more directors will be monitored by our Corporate Secretary and the Chairman of the Board.  The Corporate Secretary and the Chairman of the Board will bring any issues that they deem to be significant to the attention of the appropriate Board member or members.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, based on the recommendation of the audit committee, has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and recommends that the stockholders ratify such selection.  Although not required, we believe that it is good corporate practice to request stockholder ratification of the Board’s appointment of our independent registered public accounting firm.  In the event that a majority of the shares are not voted in favor of ratification, the audit committee will reconsider its selection.  Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of BDO USA, LLP’s appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  A representative of BDO USA, LLP is expected to be present telephonically at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

Services Provided by Our Independent Registered Public Accounting Firm

BDO USA, LLP serves as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and acted in such capacity for the fiscal years ended December 31, 2010 and 2009.  Aggregate fees for professional services rendered for the Company by BDO USA, LLP for the fiscal years ended December 31, 2010 and 2009 were as follows:

	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Audit Fees	$94,110	$117,054
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$94,110	$117,054

Audit Fees

Audit fees were for professional services rendered for the audits of our financial statements and for the review of financial statements included in our quarterly reports on Form 10-Q for the quarterly periods during the 2010 and 2009 fiscal years.

Audit-Related Fees

During the 2010 and 2009 fiscal years, BDO USA, LLP did not provide any assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under the caption “Audit Fees” above.  Therefore, there were no audit-related fees billed or paid during those fiscal years.

Tax Fees

As BDO USA, LLP did not provide any services to the Company for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2010 and 2009, no tax fees were billed or paid during those fiscal years.

All Other Fees

BDO USA, LLP did not provide any other products or services during the 2010 and 2009 fiscal years.  As a result, there were no other fees billed or paid during those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has certain policies and procedures in place requiring the pre-approval of audit and non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The approved non-audit services must be disclosed in our periodic reports filed with the SEC. Our independent registered public accounting firm cannot be retained to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation; (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iii) actuarial services; and (iv) internal audit outsourcing services. All work performed by BDO USA, LLP for us in 2010 was pre-approved by our audit committee.

Our Board recommends a vote FOR the ratification of the appointment of
BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3 – ADOPTION OF AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

Our Board is proposing for stockholder approval an amendment to our amended articles of incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 250,000,000 shares.

The proposed amendment was adopted, subject to stockholder approval, by our Board on August 24, 2011, in the form set forth in Appendix B to this proxy statement (the “Share Increase Amendment”).  Our amended articles of incorporation currently authorize 150,000,000 shares of common stock for issuance. Under the proposed amendment, the authorized shares of common stock would be increased from 150,000,000 shares to 250,000,000 shares.  As of September 8, 2011:

●	112,525,284 shares of common stock were issued and outstanding, and
●	24,036,470 shares of common stock were reserved for issuance upon the exercise of stock options and warrants granted by us.

Purpose of Amendment

The Board believes that it is advisable and in our best interests and those of our stockholders to have available additional authorized but unissued shares of common stock in order to maintain our flexibility to use such shares for business and/or financing purposes in the future. The newly authorized shares of common stock, if and when issued, will have the same rights and privileges as the shares of common stock currently authorized.

We currently have no specific plan, agreement or understanding regarding the issuance of the additional shares of common stock resulting from the proposed amendment. The additional shares of common stock will be available to the Board for various purposes, including:

●	Raising capital,
●	Expanding our business through acquisitions and other strategic transactions,
●	Paying stock dividends or effecting stock splits,
●	Providing equity incentives to employees, officers and directors, and
●	Other general corporate purposes.

Like the currently authorized but unissued shares of our common stock, the additional shares of common stock authorized by this proposal would be available for issuance without further action by our stockholders, unless further action is required by law. The authorization of additional shares of common stock will enable us, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of our stockholders.

Possible Effects of Increasing Our Authorized Common Stock

The additional shares of common stock, if issued, would have the same rights and privileges as the shares of common stock now issued. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Resolutions Adopting the Proposed Amendment

The following resolution, which will be presented at the Annual Meeting, will adopt the proposed amendment to our amended articles of incorporation to increase its authorized shares of common stock:

RESOLVED, that Article IV of the articles of incorporation, as amended, is hereby amended to read in its entirety as follows:

“Article IV

The aggregate number of shares which the corporation shall have the authority to issue is 250,000,000 shares of common stock at $0.01 par value per share.”

The proposed increase in the authorized shares of common stock would become effective immediately upon the filing of the Share Increase Amendment with the office of the Secretary of State of the State of Nevada. We expect to file the Share Increase Amendment with the Secretary of State of the State of Nevada promptly upon approval by our stockholders. However, the Board reserves its right to elect to abandon the Share Increase Amendment if it determines, in its sole discretion, that this proposal is no longer in our best interests or those of our stockholders.

Our Board recommends a vote FOR approval of the amendment of our amended articles of incorporation to increase the number of authorized shares of our common stock from 150,000,000 shares to 250,000,000 shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2010, which include the balance sheets of the Company as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ (deficit) equity and cash flows for each of the years then ended.  The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or incorporated by reference into any future filing with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Review With Management

The audit committee has reviewed and discussed our audited financial statements with management.

Review and Discussion with Independent Registered Public Accounting Firm

The audit committee has discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Codification of Statements of Auditing Standards, AU § 380 (“SAS 61”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has also received written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the audit committee concerning independence and has discussed with BDO USA, LLP its independence.

Conclusion

Based on the review and discussions referred to above, the audit committee recommended to the Board that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Audit Committee

David B. Norris, Chairman

BENEFICIAL OWNERSHIP OF COMMON STOCK

           The following table sets forth information regarding the ownership of our common stock as of September 8, 2011 by (i) each person known by the Company to own beneficially more than five percent (5%) of our common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation”); and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner 1	Amount and Nature of Beneficial Ownership		Percent of Common Stock 2

Jonathan R. Burst	9,888,344	3	8.24%
David B. Norris	1,672,265	4	1.48%
Gary Kirk	2,415,520	5	2.10%
Rex Carr	19,467,159	6	17.27%
Fer Eren, M.D.	762,899	7	0.68%
Stuart D. Beath	2,359,024	8	2.06%

All directors and executive officers as a group (6 persons)	36,565,211	9	29.21%

John M. Hennessy	6,000,000	10	5.24%

1This table is based upon information supplied by officers, directors and principal stockholders.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105.  The number of shares beneficially owned includes shares of common stock that the owner or owners had the right to acquire on or within sixty (60) days of September 8, 2011, including through the exercise of options or warrants.  Also included are restricted shares of common stock, over which the owner or owners have voting power, but no investment power.
2Calculation based on 112,525,284 common shares outstanding as of September 8, 2011 and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
3Includes 52,000 restricted shares of common stock owned by Burcor Capital, LLC, of which Mr. Burst is an executive officer.  Mr. Burst is deemed to be the beneficial owner of such shares. It also includes 7,501,200 shares issuable upon the exercise of options.
4 Includes 417,840 shares issuable upon exercise of options.
5Represents 2,415,520 shares issuable upon exercise of options.

6Includes 14,820,298 shares of restricted common stock owned by R.C. Holding Company, of which Mr. Carr is a director, President and 41% stockholder.  Mr. Carr is deemed to be the beneficial owner of these shares.  Also includes 130,000 shares of common stock and 4,329,901 shares of restricted common stock owned by Mr. Carr.  Amount also includes 186,960 shares issuable upon exercise of options.
7Represents 642,899 shares of common stock and 120,000 shares issuable upon exercise of options.
8Represents 349,024 shares of common stock and 2,010,000 shares issuable upon exercise of options.
9Includes 12,651,520 shares issuable upon exercise of options.
10Represents 2,412,631 shares of common stock held directly by Mr. Hennessy, 1,587,369 shares of common stock held by a grantor retained annuity trust, of which Mr. Hennessy serves as trustee (the “GRAT”), 1,000,000 shares issuable upon exercise of warrants held directly by Mr. Hennessy, and 1,000,000 shares issuable upon exercise of warrants held by the GRAT.  Mr. Hennessy’s principal address is 47 West Lake Road, Tuxedo Park, NY 10987.

Background Information about Executive Officers

Brief biographies of our executive officers are set forth below:

Jonathan R. Burst, age 53, has served as our Chief Executive Officer since 1999.  Additional background information about Mr. Burst is located on page 3 of this proxy statement.

Stuart D. Beath, age 52, was appointed as our Chief Financial Officer in July 2007.  From 2001 until June 30, 2007, Mr. Beath served as our Director of Corporate Development. Mr. Beath has an extensive background in finance, having served in the Corporate Finance Department of A.G. Edwards & Sons, Inc., a brokerage and investment banking firm, from 1987 to 1993, where he was an Assistant Vice-President of the firm. Mr. Beath also served in the Corporate Finance Department of Stifel, Nicolaus & Company, Incorporated, a brokerage and investment banking firm, from 1993 to 1997, where he was a First Vice-President. He was also a member of the board of directors of Anchor Gaming from 1994 to 2001, where he served on the board’s audit committee. Mr. Beath earned a bachelor of arts degree from Williams College in 1981 and a masters in business administration degree from the Darden School at the University of Virginia in 1987.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of copies of such forms received by us, we believe that, during fiscal year ended December 31, 2010, the following persons did not timely file Forms 3, Forms 4 and Forms 5 reporting transactions affecting their beneficial ownership:

Reporting Person	Number of Known Failures to File Required Form	Number of Transactions Not Reported

Jonathan R. Burst	2	3

Stuart D. Beath	1	2

Rex Carr	3	5

Gary Kirk	3	5

David B. Norris	3	5

Fer Eren, M.D.	1	1

Certain Relationships and Related Transactions

During the fourth quarter of 2007, we obtained a $500,000 loan from Harry F. Demetriou, then a director of the Company and the holder of over five percent (5%) of the Company’s common stock. Pursuant to the terms of the loan, a promissory note was executed by the Company in favor of Mr. Demetriou in connection with the loan. The loan was to accrue interest at the rate of fifteen percent (15%) per year in arrears, was to become due and payable on January 1, 2009, and was guaranteed by Rex Carr, a director of the Company and the holder of over five percent (5%) of the Company’s common stock. The Company also was obligated to pay any related loan fees incurred by Mr. Demetriou. On March 31, 2008, Mr. Demetriou agreed to accept 1,040,000 shares of Company common stock in settlement of the $500,000 note. The trading price of the common stock was $0.41 per share as of March 31, 2008. As such, the settlement represented a twenty-two percent (22%) premium compared to the current stock price. The premium was incentive for the settlement in shares rather than in cash and was based on negotiations between the Company and Mr. Demetriou. On June 18, 2008, the Company repurchased 520,000 of the shares granted for the debt settlement described above for $250,000. During the first quarter of 2009, the Company repurchased the remaining 520,000 shares granted for the debt settlement for $250,000. In conjunction with these transactions, the Company reimbursed Mr. Demetriou $56,000 in 2009 for accumulated loan and bank fees.

On December 11, 2007, the Company received an investment commitment from Mr. Carr for up to $1,000,000 of equity purchases from time to time commencing after March 1, 2008. During the first quarter of 2008, the Company sold 416,000 shares to Mr. Carr under this arrangement for $200,000. 400,000 of these shares were subsequently repurchased by the Company for $200,000 during 2009, bringing the total available under this commitment back to $1,000,000.  As of September 8, 2011, $1,000,000 is available under this commitment.

Executive Compensation

2010 Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by us as well as certain other compensation awarded, earned by and paid, during the indicated fiscal year, to the Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary	Option Awards		All Other Compensation		Total

Jonathan R. Burst,	2010	$307,692	$24,270	1	$131,587	2	$463,549
CEO	2009	$400,000	$1,111,003		$52,512		$1,563,515

Stuart D. Beath,	2010	$175,000	$17,335	3	$25,219	4	$217,554
CFO	2009	$168,269	$102,497		$21,981		$292,747

1)           Represents the aggregate grant date fair value amount attributable to options previously granted not pursuant to our Amended and Restated LTIP that were subsequently replaced with options granted pursuant to our Amended and Restated LTIP in January 2010.  Assumptions used to determine this amount include a fair value of $0.07, a risk-free interest rate of 1.93%, a dividend yield of 0%, a volatility factor of 0.87 and an expected option life of 3.92 years.
2)           Includes $92,308 of payments made to Burcor Capital, LLC, a company owned by Mr. Burst, in lieu of salary owed to Mr. Burst pursuant to his employment agreement.  See discussion of Mr. Burst’s employment agreement in the Executive Officer Employment Agreements section below.  Also includes $6,934 for a prior year discretionary option grant for Board services for options previously granted not pursuant to our Amended and Restated LTIP that were subsequently replaced with options granted pursuant to our Amended and Restated LTIP in January 2010.   Assumptions used to determine this amount include a fair value of $0.07, a risk-free interest rate of 1.93%, a dividend yield of 0%, a volatility factor of 0.87 and an expected option life of 3.92 years.  Also includes $2,300 of non-cash expense recorded for the grant of 10,000 shares of our common stock for 2010 Board services provided. This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Share-based Payment” (“FASB ASC 718”).  These fully-vested shares were valued based on the closing price of our stock on grant date ($0.23 on December 31, 2010).  Also includes $25,219 of health insurance coverage for Mr. Burst and his family and $4,826 of life insurance premiums paid by the Company.
3)           Represents the aggregate grant date fair value amount attributable to options previously granted not pursuant to our Amended and Restated LTIP that were subsequently replaced with options granted pursuant to our Amended and Restated LTIP in January 2010.  Assumptions used to determine this amount include a fair value of $0.07, a risk-free interest rate of 1.93%, a dividend yield of 0%, a volatility factor of 0.87 and an expected option life of 3.92 years.
4)           Represents $25,219 of health insurance coverage for Mr. Beath and his family.

During 2009, the Board granted Messrs. Burst and Beath options to purchase 450,000 and 250,000 shares, respectively, of our common stock.  The portion of Mr. Burst’s option relating to 350,000 shares was granted as compensation for Mr. Burst’s services as our Chief Executive Officer, and the portion of Mr. Burst’s option relating to 100,000 shares was granted as compensation for Mr. Burst’s services as a Director.  Mr. Burst’s and Mr. Beath’s options were not granted pursuant to the Consultant and Employee Stock Compensation Plan or the Amended and Restated LTIP.  In 2010, each of Messrs. Burst and Beath agreed to cancel his respective option in exchange for the grant of a new option with the same material terms issued pursuant to the Amended and Restated LTIP.  The replacement options were granted on January 22, 2010.  Each option has an exercise price of $0.50 and expires on December 31, 2013.

Executive Officer Employment Agreements

Jonathan R. Burst

On May 15, 2009, we entered into an employment agreement with Mr. Burst (the “Burst Agreement”) to serve as our Chief Executive Officer.  The Burst Agreement has a term beginning May 15, 2009 through May 14, 2012.

Pursuant to the terms of the Burst Agreement, Mr. Burst will receive an annual base salary of $400,000.  Mr. Burst is also eligible to receive a cash bonus and stock options at the discretion of our Board.

Under the Burst Agreement, if Mr. Burst’s employment is terminated by us for “cause,” or if Mr. Burst terminates his employment other than for “good cause shown,” as defined in the Burst Agreement, and which includes the occurrence of a change in control, we will pay Mr. Burst the salary accrued for the pay period in which the termination occurred, unless termination was for cause and the cause involved fraud, embezzlement or disclosure of confidential information, in which case, the Company would not be liable for any payments to Mr. Burst.  “Cause” is defined in the Burst Agreement as (i) any fraud, embezzlement or other dishonesty of Mr. Burst that materially and adversely affects our business or reputation, (ii) disclosure of confidential information to any third party, (iii) Mr. Burst’s refusal to perform his material duties and obligations under the Burst Agreement, or (iv) Mr. Burst’s willful and intentional misconduct in the performance of his material duties and obligations.

Pursuant to the terms of the Burst Agreement, if we terminate Mr. Burst other than for cause, death or disability, or if Mr. Burst terminates his employment for good cause shown, the Company must pay Mr. Burst’s accrued but unpaid portion of his annual base salary in a lump sum, and will continue to pay Mr. Burst’s annual base salary through May 14, 2012.  In addition, if we do not extend Mr. Burst’s contract beyond the terms of the Burst Agreement, we will pay Mr. Burst his current salary over the one-year period after the Burst Agreement expires.

Under the Burst Agreement, if Mr. Burst’s employment is terminated by us by reason of his death or disability, we will pay Mr. Burst’s accrued but unpaid portion of his annual base salary in a lump sum.  In addition, if Mr. Burst’s employment is terminated by reason of disability, we will continue to pay Mr. Burst’s annual base salary, less any amounts received by Mr. Burst under any disability insurance coverage maintained by us, until the earlier of (i) May 14, 2012, (ii) six months after a determination of disability has been made, or (iii) the date of Mr. Burst’s death.

Pursuant to the Burst Agreement, during Mr. Burst’s employment, and for a period of five years following termination of Mr. Burst’s employment (i) by Mr. Burst other than for good cause shown, or (ii) by us for cause, Mr. Burst is bound by a non-competition clause.  The Burst Agreement also provides for a non-solicitation period ending one year following Mr. Burst’s termination for any reason.

In addition, Mr. Burst is entitled to receive additional compensation for serving on our Board.

Stuart D. Beath

On May 15, 2009, we entered into an employment agreement with Mr. Beath (the “Beath Agreement”).  Pursuant to the Beath Agreement, Mr. Beath is to serve as our Chief Financial Officer.  The term of the Beath Agreement begins May 15, 2009 and extends to May 14, 2012.

Pursuant to the terms of the Beath Agreement, Mr. Beath will receive an annual base salary of $175,000.  Mr. Beath is also eligible to receive a cash bonus and stock option grants at the discretion of our Board.

Under the Beath Agreement, if Mr. Beath’s employment is terminated by us for “cause,” or if Mr. Beath terminates his employment other than for “good cause shown,” as defined in the Beath Agreement, and which includes the occurrence of a change in control, we will pay Mr. Beath the salary accrued for the pay period in which the termination occurred, unless termination was for cause and the cause involved fraud, embezzlement or disclosure of confidential information, in which case, the Company would not be liable for any payments to Mr. Beath.  “Cause” is defined in the Beath Agreement as (i) any fraud, embezzlement or other dishonesty of Mr. Beath that materially and adversely affects our business or reputation, (ii) disclosure of confidential information to any third party, (iii) Mr. Beath’s refusal to perform his material duties and obligations under the Beath Agreement, or (iv) Mr. Beath’s willful and intentional misconduct in the performance of his material duties and obligations.

Pursuant to the terms of the Beath Agreement, if we terminate Mr. Beath other than for cause, death or disability, or if Mr. Beath terminates his employment for good cause shown, the Company must pay Mr. Beath’s accrued but unpaid portion of his annual base salary in a lump sum, and will continue to pay Mr. Beath’s annual base salary through May 14, 2012.

Under the Beath Agreement, if Mr. Beath’s employment is terminated by us by reason of his death or disability, we will pay Mr. Beath’s accrued but unpaid portion of his annual base salary in a lump sum.  In addition, if Mr. Beath’s employment is terminated by reason of disability, we will continue to pay Mr. Beath’s annual base salary, less any amounts received by Mr. Beath under any disability insurance coverage maintained by us, until the earlier of (i) May 14, 2012, (ii) six months after a determination of disability has been made, or (iii) the date of Mr. Beath’s death.

Pursuant to the Beath Agreement, during Mr. Beath’s employment, and for a period of five years following termination of Mr. Beath’s employment (i) by Mr. Beath other than for good cause shown, or (ii) by us for cause, Mr. Beath is bound by a non-competition clause.  The Beath Agreement also provides for a non-solicitation period ending one year following Mr. Beath’s termination for any reason.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information on all restricted stock, stock options and SAR awards (if any) held by our named executive officers (“NEOs”) as of December 31, 2010.

Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Jonathan R. Burst	10,400	-	$0.49	12/28/2011
	10,400	-	$0.15	12/31/2012
	10,400	-	$0.21	12/31/2013
	450,000	-	$0.50	12/31/2013
	780,000	-	$0.13	12/31/2014
	1,040,000	-	$0.24	12/31/2014
	5,200,000	-	$0.48	12/31/2014

Stuart D. Beath	208,000	-	$0.72	6/30/2012
	250,000	-	$0.50	12/31/2013
	200,000	-	$0.25	8/2/2014
	1,352,000	-	$0.48	12/31/2014

2010 Director Compensation

Our Board is responsible for consideration and determination of director compensation.

Directors do not receive any cash compensation for their services as members of the Board, although they are reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings.

Each non-employee and employee Director is entitled to an annual award of 10,000 restricted shares or an immediately vesting option to purchase 10,000 shares of our common stock as compensation for their services as Board members. In addition, each Board member is entitled to receive 1,000 shares of restricted stock or an option to purchase 1,000 shares of our common stock for every three Board meetings attended. For 2010 Board services, Messrs. Burst and Norris elected restricted shares and Messrs. Carr, Kirk and Eren elected options as compensation for their services.

Board members are also eligible to receive discretionary grants of common stock under the Consultant and Employee Stock Compensation Plan and grants of stock options, stock appreciation rights and restricted stock pursuant to the Amended and Restated LTIP. The Company did not make any discretionary equity grants to directors in their capacity as directors during the fiscal year ended December 31, 2010.

Replacement Options

During 2009, the Board granted each of the Directors an option to purchase 100,000 shares of our common stock.  These options were not granted pursuant to the Consultant and Employee Stock Compensation Plan or the Amended and Restated LTIP.  In 2010, each of Messrs. Kirk, Carr and Norris agreed to cancel his respective option in exchange for the grant of a new option with the same material terms issued pursuant to the Amended and Restated LTIP.  The replacement options were granted on January 22, 2010.  Each option has an exercise price of $0.50 and expires on December 31, 2013.  See “Executive Compensation” above for a discussion of the cancelation of Mr. Burst’s option and the grant of a new option to Mr. Burst.

Modified Options

During the fiscal year ended December 31, 2010, we modified the terms of certain options previously granted to Messrs. Carr, Kirk and Norris.  The options were originally granted on December 30, 2005 as compensation for Board services provided in 2005 and in prior years.  In each case, the expiration date was extended from December 31, 2010 to December 31, 2015.  In addition, in certain instances, the exercise price of the option was also reduced.

The table below summarizes the material changes to the affected options.

Director	Number of Shares Subject to Option	Original Exercise Price	Original Expiration Date	Exercise Price After Modification	Expiration Date After Modification

Rex Carr	11,440	$0.10	12/31/2010	$0.10	12/31/2015
	11,440	$0.38	12/31/2010	$0.38	12/31/2015
	11,440	$1.85	12/31/2010	$0.50	12/31/2015
	11,440	$1.89	12/31/2010	$0.50	12/31/2015

Gary Kirk	11,440	$0.38	12/31/2010	$0.38	12/31/2015

Director	Number of Shares Subject to Option	Original Exercise Price	Original Expiration Date	Exercise Price After Modification	Expiration Date After Modification

	11,440	$1.85	12/31/2010	$0.50	12/31/2015
	11,440	$1.89	12/31/2010	$0.50	12/31/2015

David B. Norris	11,440	$0.33	12/31/2010	$0.33	12/31/2015
	11,440	$0.45	12/31/2010	$0.45	12/31/2015
	11,440	$0.10	12/31/2010	$0.10	12/31/2015
	11,440	$0.38	12/31/2010	$0.38	12/31/2015
	11,440	$1.85	12/31/2010	$0.50	12/31/2015
	11,440	$1.89	12/31/2010	$0.50	12/31/2015

The following table provides information related to the compensation of our non-NEO Directors for fiscal 2010.  For information regarding our Chairman and Chief Executive Officer’s 2010 compensation, see the 2010 Summary Compensation table.

Name	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Rex Carr1	$--		$13,666	2,4	$--		$13,666
Fer Eren, M.D.3	$--		$1,633	4	$--		$1,633
David B. Norris5	$2,300	6	$14,466	2	$--		$16,766
Gary Kirk7	$--		$12,037	2,4	$158,669	8	$170,706

1)
Mr. Carr’s Company equity holdings as of December 31, 2010 include 14,820,298 shares of restricted common stock owned by R.C. Holding Company, of which Mr. Carr is a Director, President and 41% stockholder.  Mr. Carr is deemed to be the beneficial owner of these shares.  Mr. Carr also owns 130,000 shares of common stock and 4,319,901 shares of restricted common stock.  Mr. Carr also has 186,960 vested options to purchase shares of Company common stock and 10,000 restricted common shares obtained from Board services provided from 2002 to date.

2)
For each Director, includes $6,934, which represents the grant date fair value of options granted on January 22, 2010 (see “Replacement Options” above).  Key assumptions used in determining the fair value (pursuant to FASB ASC 718) of these replacement options include the following:

Measurement date:	January 22, 2010
Fair value per option:	$0.07
Risk-free interest rate:	1.93%
Dividend yield:	0%
Volatility factor:	0.87
Expected option life:	3.92 years

For each Director, also includes the following amounts, which represent the grant date fair value of options modified on December 6, 2010 (see “Modified Options” above):

Rex Carr	$5,099
David B. Norris	$7,532
Gary Kirk	$3,470

Key assumptions used in determining the fair value (pursuant to FASB ASC 718) of these modified options include the following:

Measurement date:	December 6, 2010
Fair value per option:	$0.10
Risk-free interest rate:	1.59%
Dividend yield:	0%
Volatility factor:	0.92
Expected option life:	5 years

3)
Dr. Eren’s Company equity holdings as of December 31, 2010 include 642,899 shares of common stock.  Dr. Eren also holds 120,000 vested options to purchase shares of the Company’s common stock, obtained from Board services provided from 2009 to date.

4)
Includes $1,633, which represents the grant date fair value for options granted as compensation for 2010 Board services.  Key assumptions used in determining the fair value (pursuant to FASB ASC 718) of these options include the following:

Measurement date:	December 31, 2010
Fair value per option:	$0.16
Risk-free interest rate:	2.01%
Dividend yield:	0%
Volatility factor:	0.92
Expected option life:	5 years

5)
Mr. Norris’ Company equity holdings as of December 31, 2010 include 1,244,425 shares of restricted common stock.  Mr. Norris also holds 208,000 vested options to purchase shares of Company common stock for non-director related services provided.  Mr. Norris also holds 209,840 vested options to purchase shares of Company common stock and 10,000 restricted common shares obtained from Board services provided from 2000 to date.

6)
Represents the grant date fair value for restricted stock granted to Mr. Norris for 2010 Board services.  Key assumptions used in determining the fair value (pursuant to FASB ASC 718) of these shares include a measurement date of December 31, 2010 and a closing stock price on that date of $0.23.

7)
Mr. Kirk’s Company equity holdings as of December 31, 2010 include 2,330,000 vested options to purchase shares of Company common stock granted for employee services.  Mr. Kirk also holds 85,520 vested options to purchase shares of Company common stock, obtained from Board services provided from 2003 to date.

8)
Pursuant to his employment agreement in effect, Mr. Kirk was to receive an annual salary of 75,000 British Pounds, receive 3,750 British Pounds for retirement contributions, receive a health insurance stipend of 3,000 British Pounds and receive an annual auto allowance of $9,600.  Effective April 2009, Mr. Kirk received an incremental annual salary increase of 5,000 British Pounds and 250 British Pounds for retirement contributions.  Effective November 2009, Mr. Kirk received another incremental annual salary increase of $10,000.  Amount represents $158,669 for Mr. Kirk’s employment salary considering foreign currency conversion to United States dollars based on when payments were made to Mr. Kirk throughout the year.

OTHER MATTERS

We participate in a procedure known as “householding.” This means that if you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice. Pursuant to the SEC rules, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of the Notice for your household, please contact our Corporate Secretary at International Fuel Technology, Inc., Attn: Thomas M. Powell, 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105, or by telephone at (314) 727-3333.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies in the future, please contact our Corporate Secretary as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

The Board knows of no other matters that will be presented for consideration at our Annual Meeting.  However, if other matters are properly brought before the meeting, the proxy holders will vote your shares in their discretion.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INTERNATIONAL FUEL TECHNOLOGY, INC., ATTENTION: THOMAS M. POWELL, 7777 BONHOMME AVENUE, SUITE 1920, ST. LOUIS, MISSOURI 63105.

By Order of the Board,
Thomas M. Powell
Thomas M. Powell Corporate Secretary

Dated September 16, 2011

Appendix A

INTERNATIONAL FUEL TECHNOLOGY, INC.
AUDIT COMMITTEE CHARTER

Committee Role

The committee’s role is to act on behalf of the board of directors and oversee all material aspects of the company’s financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to the shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external auditors, counsel and other committee advisors.

Committee Membership

The committee shall consist of three board members of which two of the board members must be independent, non-executive board members. Committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee’s sole discretion.

At least one member, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board. The committee chairperson shall be selected by the committee members.

Committee Operating Principles

The committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications

The chair and others on the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committee advisors (external and internal auditors, etc.), as applicable, to strengthen the committee’s knowledge of relevant current and prospective business issues.

Education/Orientation

The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, the individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business and environment in which the company operates.

Annual Plan

The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the “primary committee responsibilities” detailed herein. The annual plan shall be reviewed and approved by the full board.

1

Meeting Agenda

Committee meeting agendas shall be the responsibility of the committee chair, with input from the committee members. It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs

The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal auditors and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least 3 business days in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

External Resources

The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its’ responsibilities.

Meeting Attendees

The committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee’s responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management’s attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency

The committee shall meet at least semi-annually. Additional meetings shall be scheduled as considered necessary by the committee or chair.

Reporting to the Board of Directors

The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of director’s meeting.

Self-Assessment

The committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

Committee Responsibilities

Financial Reporting

●	Review and assess the annual and interim financial statements before they are released to the public or filed with the SEC.

2

●
Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors’ views, and the basis for audit conclusions.

●	Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.
●	Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risks and Controls

●	Review and assess the company’s business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.
●
Review and assess the company’s system of internal controls for detecting accounting and financial reporting errors, frauds and defalcations, legal violations, and noncompliance with the corporate code of conduct. In that regard, review the related findings and recommendations of the external and internal auditors, together with management’s responses.

●	Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

External Auditors

●	Recommend the selection of the external auditors for approval by the board of directors.
●
Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the shareholders. In that regard, confirm that the external auditors report all relevant issues to the committee in response to agreed-upon expectations.

●	Review the performance of the external and internal auditors.
●
Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or on audit services that may affect their objectivity or independence.

●
Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

●
Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

●
Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgments.

●
Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

Other

●	Review and update the committee’s charter.
●	Review and update the company’s code of conduct.
●	Review and approve significant conflicts of interest and related party transactions.
●
Conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation.

3

Appendix B

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation:	INTERNATIONAL FUEL TECHNOLOGY, INC.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article IV of the articles of incorporation, as amended, is hereby amended to read in its entirety as follows:

Article IV

The aggregate number of shares which the corporation shall have the authority to issue is 250,000,000 shares of common stock at $0.01 par value per share.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:             %

4.	Effective date of filing: (optional)
                                                                                            (must not be later than 90 days after the certificate is filed)
5.	Signature: (required)

X
Signature of Officer	Title

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

PROXY	PROXY

INTERNATIONAL FUEL TECHNOLOGY, INC.

Annual Meeting of Stockholders

October 28, 2011
9:00 a.m. local time
Sheraton Clayton Plaza Hotel
7730 Bonhomme Avenue
St. Louis, MO 63105

The undersigned hereby appoints Stuart D. Beath and Thomas M. Powell, and each of them, as Proxies of the undersigned with full power of substitution, and hereby authorizes them to represent and to vote all the shares of Common Stock of International Fuel Technology, Inc. held of record by the undersigned on September 8, 2011 at the Annual Meeting of Stockholders of International Fuel Technology, Inc. to be held October 28, 2011, or at any adjournment of postponement thereof.

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE THIS PROXY CARD, SIGN, DATE, DETACH AND
RETURN IN THE ENCLOSED ENVELOPE.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held October 28, 2011. The Proxy Statement and our 2010 Annual
Report to Stockholders are available at: www.proxyease.com/internationalfuel/2011.

PLEASE MARK VOTES AS IN THIS EXAMPLE:	☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR Proposal Nos. 1, 2 and 3. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1, 2 and 3 if no specification is made.

☐ I/We do plan to attend the 2011 Annual Meeting of Stockholders.	1.	Election of Directors	FOR	WITHHOLD
		01 Jonathan R. Burst	☐	☐
		02 Rex Carr	☐	☐
		03 Fer Eren, M.D.	☐	☐
		04 Gary Kirk	☐	☐
		05 David B. Norris	☐	☐

			FOR	AGAINST	ABSTAIN
	2.	Ratification of Independent Registered Public Accounting Firm Ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the Company for 2011.	☐	☐	☐

	3.	To approve an amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 150,000,000 shares to 250,000,000 shares.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE	DATE	SIGNATURE	DATE
Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

You can vote in one of three ways:
1) By Internet,  2) By Telephone,  3) By Mail

See below for instructions.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.proxyease.com	Call 1 (866) 437-4675

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

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